UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2009 (August 21, 2009)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In this Current Report on Form 8-K, and unless the context otherwise requires, the terms “HPT”, “we”, “our”, and “us” refer to Hospitality Properties Trust and its consolidated subsidiaries.

We are filing this Current Report on Form 8-K solely to show the effects of the adoption of Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), or FSP 14-1, on the accounting for our 3.8% convertible senior notes due 2027 in our historical annual financial information included in our Annual Report on Form 10-K for the year ended December 31, 2008, or our 2008 10-K, filed with the Securities and Exchange Commission on February 28, 2009 and amended on April 17, 2009.  Neither this Report nor the Exhibits hereto reflect any events occurring on or after February 28, 2009 or modify or update the disclosures in our 2008 10-K that may have been affected by subsequent events.  Accordingly, this Current Report on Form 8-K should be read in conjunction with our 2008 10-K and our filings made with the Securities and Exchange Commission subsequent to the filing of our 2008 10-K, including any amendments to those filings.

As previously disclosed in our 2008 10-K, FSP 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate at the time of issuance.  We adopted FSP 14-1 as of January 1, 2009.  FSP 14-1 requires retrospective application to all periods presented; however, early adoption was not permitted.  Comparable financial statements of prior years have been restated to apply this new accounting standard.

The retrospective application of FSP 14-1 affects the years 2007 and 2008 and resulted in a decrease to net income and earnings per share in each year; however, there was no effect on our cash interest payments.  Our annual net income per share decreased by approximately $0.08 and $0.10 for the years ended December 31, 2007 and 2008, respectively.  Interest expense for the twelve months ended December 31, 2007 and 2008 was increased by non-cash amortization of $7.6 million and $9.7 million, respectively.  The application of FSP 14-1 decreased the carrying value of our convertible senior notes by approximately $37.4 million and $29.2 million as of December 31, 2007 and 2008, respectively, with a corresponding increase to shareholders’ equity.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions
23.1	Consent of Ernst & Young LLP
99.1	Selected Financial Data
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated Financial Statements as of December 31, 2008 and 2007
99.4	Schedule III - Real Estate and Accumulated Depreciation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: August 21, 2009